                                                                     Exhibit 4.2

                                [Face of Note]

                            FIRST DATA CORPORATION

        2% Convertible Contingent Debt Securities (CODES(SM)) due 2008

CUSIP No. 319963 AD 6

Registered No. ___                                 Principal Amount: $______

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

          FIRST DATA CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of $_________ (_____________ Dollars) on March 1, 2008, and to pay interest thereon from and including February 28, 2001 or from and including the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, as the case may be.

          Interest will be paid semi-annually on March 1 and September 1 of each year (each, an "Interest Payment Date"), commencing September 1, 2001, at the rate per annum specified on the reverse hereof, until the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered in the Security Register at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15, as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof is to be given to Holders of Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          While this Note is represented by one or more Book-Entry Notes registered in the name of the U.S. Depositary or its nominee, the Company will cause payments of principal and interest on such Book-Entry Notes to be made to the U.S. Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the U.S. Depositary or its nominee, and otherwise in accordance with such agreements, regulations and procedures.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or its successor as Trustee, or its Authenticating Agent, by manual signature of an authorized signatory, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  February 28, 2001

                                        FIRST DATA CORPORATION


                                        By:___________________________________
                                        Its:__________________________________


                                        Attest:_______________________________
                                        Its:__________________________________


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the series of Debt Securities issued under the within-mentioned Indenture.

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION,
as Trustee


By:____________________________
   Authorized Officer

                               [Reverse of Note]

                            FIRST DATA CORPORATION

        2% Convertible Contingent Debt Securities (CODES(SM)) due 2008

          SECTION 1.  General.  This Note is one of a duly authorized issue of
                      -------
Debt Securities of the Company (herein called the "Notes" or "CODES"), issued and to be issued in one or more series under an Indenture, dated as of March 26, 1993, as supplemented by the 2001 First Supplemental Indenture, dated as of February 28, 2001 (including the 2001 First Supplemental Indenture, the "Indenture"), between the Company and Wells Fargo Bank Minnesota, National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Debt Securities of the series designated on the face hereof as "2% Convertible Contingent Debt Securities (CODES/SM/) due 2008," unlimited in aggregate principal amount. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and other provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of the Indenture shall govern. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          SECTION 2.  Interest and Payments.  This Note will bear interest (i)
                      ---------------------
prior to the occurrence of any Reset Transaction, at a rate of 2% per annum, and
(ii) following the occurrence of a Reset Transaction, at the Adjusted Interest Rate related to such Reset Transaction to, but not including, the effective date of any succeeding Reset Transaction.

          In addition, Contingent Interest will accrue on this Note during any six-month period from March 1 to August 31 and from September 1 to February 28 or February 29, as appropriate, commencing September 1, 2001, under the conditions specified in the Indenture at a rate equal the greater of (i) a per annum rate equal to 5.0% of the Company's estimated per annum borrowing rate for senior non-convertible, fixed rate Indebtedness with a Maturity comparable to this Note and (ii) 0.33% per annum.

          Interest on this Note, including Contingent Interest, will be payable on the Interest Payment Date or Interest Payment Dates as specified on the face hereof and, in either case, at Maturity. Except as provided below, interest will be paid (i) if this Note is represented by one or more Book-Entry Notes, to DTC in immediately available funds, (ii) if this Note is represented by one or more certificated Notes having an aggregate principal amount at Maturity of $5,000,000 or less by check mailed to the Holders of such Notes and (iii) if this Note is represented by one or more certificated Notes having an aggregate principal amount at Maturity of more than $5,000,000 by wire transfer in immediately available funds at the election of the Holders of such Notes. Principal will be paid (i) if this Note is represented by one or more Book-Entry Notes, to DTC in immediately available funds or (ii) if this Note is represented by one or more certificated Notes, at our office or agency in New York City, which initially will be the office or agency of the trustee in New York City.

          Payments on this Note with respect to any Interest Payment Date or Maturity will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding such Interest Payment Date or Maturity. Interest on this Note will be computed and paid (i) for any full semi-annual period, on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full semi-annual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

          Except as provided below, if any Note is surrendered for conversion on any day other than an Interest Payment Date, the Holder of such Note shall not be entitled to receive any interest that has accrued on such Note since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable upon conversion in accordance with Indenture, any accrued and unpaid interest on such Note shall be deemed to have been paid in full.

          If any Note is surrendered for conversion subsequent to the Regular Record Date preceding an Interest Payment Date but on or prior to such Interest Payment Date (except Notes called for redemption on a Redemption Date between such Regular Record Date and Interest Payment Date), the Holder of such Note at the close of business on such Regular Record Date shall be entitled to receive the interest payable on such Note on such Interest Payment Date notwithstanding the conversion thereof. Any Note surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Notes which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds of an amount equal to the interest payable on such Interest Payment Date on the Note being surrendered for conversion. Except as provided in this Section 2 or in Indenture, no adjustments in respect of payments of interest on any Note surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Note.

          All percentages resulting from any calculation with respect to this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all dollar amounts used in or resulting from any such calculation with respect to this Note will be rounded to the nearest cent (with one-half cent being rounded upward).

          If an Interest Payment Date or Maturity for this Note falls on a day that is not a Business Day, payment of principal and interest to be made on such day with respect to this Note will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

          SECTION 3.  Redemption.   This Note is subject to redemption at the
                      ----------
option of the Company, at any time on or after March 1, 2004, in whole or from time to time in part in increments of $1,000 or an integral multiple of $1,000 (provided that any remaining principal amount hereof shall be an authorized denomination), at a Redemption Price equal to 100% of the principal amount, plus accrued and unpaid interest, including Contingent Interest, to, but excluding, the Redemption Date. However, payments due with respect to this Note on or prior to the Redemption Date will be payable to the Holder of this Note of record at the close of business on the relevant Regular Record Date specified on the face hereof, all as provided in the Indenture. The Company may exercise such option by causing the Trustee to mail a notice of such redemption, at least 30 but not more than 60 calendar days prior to the date of redemption, in accordance with the provisions of the Indenture. In the event of redemption of this Note in part only, this Note will be cancelled and a new Note or Notes representing the unredeemed portion hereof will be issued in the name of the Holder hereof.

          SECTION 4.  Conversion.  Subject to and in compliance with the
                      ----------
provisions of the Indenture, a Holder is entitled, at such Holder's option, to convert the Holder's Note (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Price in effect at the time of conversion.

          The Company will notify Holders of any event triggering the right to convert the Notes as specified above in accordance with the Indenture.

          A Note in respect of which a Holder has delivered a Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

          The initial Conversion Price is $81.903, subject to adjustment in certain events described in the Indenture. A Holder which surrenders Notes for conversion will receive cash or a check in lieu of any fractional share of Common Stock. The Company from time to time may voluntarily reduce the Conversion Price.

          To surrender a Note for conversion, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

          No fractional shares of Common Stock shall be issued upon conversion of any Note. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Note, the Company shall pay a cash adjustment as provided in the Indenture.

          No payment or adjustment will be made for dividends on the shares of Common Stock, except as provided in the Indenture.

          If the Company (i) is a party to a consolidation, merger or binding share exchange (ii) reclassifies the Common Stock or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Note into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person.

          SECTION 5.  Repurchase By the Company at the Option of the Holder.
                      -----------------------------------------------------
Subject to the terms and conditions of the Indenture and at the option of the Holder, on March 1, 2004 and March 1, 2006, the Company shall become obligated to purchase all of such Holder's Notes, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000, at a Repurchase Price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest (including Contingent Interest) to, but excluding, March 1, 2004 or March 1, 2006, as the case may be. In addition, subject to the terms and conditions of the Indenture and at the option of the Holder, following the occurrence of a Change of Control, the Company shall become obligated to purchase all of such Holder's Notes, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000, on the date that is 45 days after the date of the Company Notice given in connection with such Change of Control at a Repurchase Price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest (including Contingent Interest) to, but excluding, the Change of Control Repurchase Date.

          To exercise such Optional Repurchase Right or Change of Control Repurchase Right, as the case may be, a Holder shall deliver to the Trustee a Repurchase Notice containing the information set forth in the Indenture, at any time on or prior to the close of business on the date that is 20 Business Days prior to the applicable Repurchase Date, and shall deliver to the Paying Agent the Notes to be repurchased as set forth in the Indenture

          Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

          If cash sufficient to pay the Optional Repurchase Price or Change of Control Repurchase Price, as the case may be, of all Notes or portions thereof to be purchased as of the Optional Repurchase Date or the Change of Control Repurchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the applicable Repurchase Date, interest ceases to accrue on such Notes (or portions thereof) immediately after such Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Optional Repurchase Price or Change of Control Purchase Price upon surrender of such Notes.

          SECTION 6.  Tax Treatment.  The Company agrees, and by acceptance of
                      -------------
a beneficial ownership interest in the Notes each beneficial holder of Notes will be deemed to have agreed, for United States federal income tax purposes (1) to treat the Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and, for purposes of the Contingent Payment Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the Notes as a contingent payment and (2) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Notes. For purposes of the foregoing, the Company's determination of the "comparable yield" is 6.35% per annum and the Company's determination of the "projected payment schedule" is as set forth in Exhibit B to the 2001 First Supplemental Indenture. A Holder of Notes may also
---------
obtain the comparable yield and projected payment schedule by submitting a written request for it to the Company a the following address: First Data Corporation, 5660 New Northside Drive, Suite 1400, Atlanta, GA 30238, Attention:
Investor Relations.

          SECTION 7.  Paying Agent, Conversion Agent and Registrar.  Initially,
                      --------------------------------------------
Wells Fargo Bank Minnesota, National Association will act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Security Registrar without notice, other than notice to the Trustee; provided, that the Company will maintain at least one
                       --------
Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

          SECTION 8.  Sinking Fund.  This Note is not subject to a sinking fund.
                      ------------

          SECTION 9.  Events of Default.  If any Event of Default with respect
                      -----------------
to Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          SECTION 10. Modification or Waiver; Obligation of the Company
                      -------------------------------------------------
Absolute. The Indenture permits, with certain exceptions as therein provided,
--------
the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Notes, on behalf of the Holders of all Notes, to waive, with respect to the Notes, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note will be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note at the times, places and rates herein prescribed and to convert this Note in accordance with the Indenture.

          SECTION 11. Discharge, Legal Defeasance and Covenant Defeasance.  The
                      ---------------------------------------------------
provisions contained in the Indenture relating to defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Events of Default upon compliance by the Company with certain conditions specified therein, will not apply to this Note.

          SECTION 12. Authorized Denominations.  The Notes are issuable only in
                      ------------------------
global or certificated registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the Notes are exchangeable for a like aggregate principal amount of Notes with a like Stated Maturity and with like terms and conditions of a different authorized denomination, as requested by the Holder surrendering the same.

          SECTION 13. Registration of Transfer.  As provided in the Indenture
                      ------------------------
and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Note is registerable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (which will initially be the Trustee at its principal corporate trust office located in the Borough of Manhattan, The City of New York), duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

          This Note is exchangeable for certificated Notes only upon the terms and conditions provided in the Indenture. Except as provided in the Indenture, owners of beneficial interests in this Book-Entry Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

          No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          SECTION 14. Owners.  Prior to due presentment of this Note for
                      ------
registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

          SECTION 15. Governing Law.  The Indenture and the Notes will be
                      -------------
governed by and construed in accordance with the laws of the State of New York.

          SECTION 16. Defined Terms.  All terms used in this Note which are
                      -------------
defined in the Indenture will have the meanings assigned to them in the Indenture unless otherwise defined herein; and all references in the Indenture to "Debt Security" or "Debt Securities" will be deemed to include the Notes.

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN - as joint tenants with right of survivorship and not as tenants in common

          UNIF GIFT MIN ACT                     Custodian
                             ---------------------------------------------------
                              (Cust)                                  (Minor)
                                       Under Uniform Gifts to Minors Act
                             ---------------------------------------------------
                                                     (State)

          Additional abbreviations may also be used though not in the above list.

                               FORM OF ASSIGNMENT

  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
                                     unto

                        ______________________________
                        ______________________________
                        ______________________________
                        ______________________________

  [PLEASE PRINT OR TYPE NAME, ADDRESS, INCLUDING POSTAL ZIP CODE, AND SOCIAL
         SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ________________________      _________________________________________

                                     ______________________________________
                                     Signature(s)
                                     Sign exactly as name appears on the front of this Note

                                     [Signature(s) must be guaranteed by a
                                     member of a recognized Medallion Guarantee
                                     Program]

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

                               CONVERSION NOTICE

          The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion of the principal amount hereof (which is $1,000 in principal amount or an integral multiple of $1,000), below designated, into shares of common stock, par value $.01 per share (the "Common Stock"), of First Data Corporation, in accordance with the terms of the Indenture referred to in this Note, and directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted portion of the principal amount hereof, be issued and delivered to, and be registered in the name of, the undersigned, unless a different name has been indicated below. If shares of Common Stock or any portion of this Note not converted are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) the signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.


Dated: ___________________                ______________________________________
                                          ______________________________________
                                          Signature(s)
                                          Sign exactly as name appears on the
                                          front of this Note.

If shares or Notes are to be registered
in the name of a Person other than the
Holder, please print such Person's name
and address:

_______________________________________
Name

_______________________________________
Address


_______________________________________
Social Security or Other Taxpayer
Identification Number

_______________________________________
[Signature Guaranteed]

If only a portion of this Note is to be
converted, please indicate:

1.  Principal amount to be converted: $___________

2. Principal amount and denomination of Notes representing unconverted principal amount to be issued: $______________

                   ELECTION OF HOLDER TO REQUIRE REPURCHASE

          (1) Pursuant to Article Five of the 2001 First Supplemental Indenture, dated as of February 28, 2001, to the Indenture, the undersigned hereby requests and instructs the Company to repurchase this Note, or any portion of the principal amount hereof (which is $1,000 in principal amount or an integral multiple of $1,000), below designated, in accordance with the terms and conditions specified in such Article Five.

          (2) The undersigned hereby directs the Trustee or the Company to pay the undersigned an amount in cash equal to 100% of the principal amount to be repurchased (as set forth below), plus accrued and unpaid interest, including Contingent Interest, to the Repurchase Date (the "Repurchase Price"), as provided in the Indenture.

          (3)  The undersigned elects (check one):

               . to receive the Repurchase Price with respect to the following portions of the following Notes:

                    Note certificate number: __________

                    Principal amount to be repurchased (if less than all):
                    $__________

                    Remaining principal amount after repurchase: $__________

               . to receive the Repurchase Price with respect to the full principal amount of all of the Notes that are subject to this notice.

Notice: If the Holder fails to make an election, the Holder shall be deemed to have elected to receive the Repurchase Price for the full principal amount of all of the Notes subject to this notice.


Dated: ___________________                   __________________________________

                                             __________________________________
                                             Signature(s)


Signature(s) must be guaranteed by an
Eligible Guarantor Institution with
membership in an approved signature
guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.


_______________________________________
[Signature Guaranteed]

If only a portion of this Note is to be
repurchased, please indicate:

1.  Principal amount to be repurchased:
$___________

2.  Remaining principal amount after repurchase:
$______________

_______________________________________________
Social Security or Other Taxpayer Identification Number